UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2009

ST. BERNARD SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50813	20-0996152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15015 Avenue of Science
San Diego, CA 92128
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 676-2277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On January 7, 2009, St. Bernard Software, Inc. (the “Company”), a Delaware corporation, entered into a Consulting Agreement (the “Consulting Agreement”) with Softworks Group Pty Ltd. (the “Consultant”), effective January 7, 2009. Under the terms of the Consulting Agreement, the Consultant agrees to perform certain software development services.  In return for these services, the Company will pay the Consultant up to $162,800 per month. In addition, the Consultant may invoice the Company for reimbursable expenses as long as they are tied to the Consultant’s performance of duties within the scope of the Consulting Agreement and approved in writing by the Company in advance.  Either party may terminate the Consulting Agreement in the event of (i) a liquidation or dissolution of the other party, (ii) a material breach of the Consulting Agreement which is not cured within 30 days of delivery of written notice of such breach or (iii) upon 90 days written notice.

This summary of the terms of the Consulting Agreement is qualified in its entirety by the text of the Consulting Agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1	Consulting Agreement between St. Bernard Software, Inc. and Softworks Group Pty Ltd, dated January 7, 2009.*

* The Company has requested confidential treatment with respect to the referenced exhibit.  In the event that the Commission should deny such request in whole or in part, such exhibit or the relevant portion thereof shall be filed by amendment to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ST. BERNARD SOFTWARE, INC.

Dated: April 15, 2009	By:	/s/ Louis E. Ryan
Louis E. Ryan
Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors